EXHIBIT 99.1
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Schedule 13G, filed on September 9, 2008, with respect to the common stock of RTI Biologics, Inc. is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13G. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of September 9, 2008.

ZIMMER HOLDINGS, INC.
By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary

ZIMMER, INC.
By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Secretary

ZIMMER CEP USA HOLDING CO.
By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Secretary